Exhibit 99
Investor Contact:   David Tucker   281-406-2370
Media Contact:   Marianne Gooch   281-406-2212
Parker Drilling Reports 45% Increase in Revenues for the Third Quarter and
Updates Guidance for 2005
HOUSTON, Nov. 1, 2005 — Parker Drilling Company (NYSE: PKD) today reported net income of $18.1 million, or $0.18 per diluted share, on revenues of $127.9 million for the third quarter ended September 30, 2005, compared to a net loss of $23.4 million or $0.25 per share on revenues of $87.9 million for the third quarter of 2004. Net income in the current quarter includes $3.2 million or $0.03 per diluted share related to the following non-routine items:
•	$5.9 million gain on the sale of three South America land rigs,

•	$1.5 million gain relating to the change in fair value of interest derivatives,

•	($1.9) million call premium expense paid on debt extinguishment, and,

•	($2.3) million impairment relating to a reduction in carrying value of a split-dollar life insurance policy.
     For the first nine months of 2005, Parker Drilling reported revenues of $382.1 million and net income of $42.2 million or $0.43 per diluted share compared to revenues of $266.7 million and a net loss of $41.8 million or $0.45 per share for the first nine months of 2004. Net income for the first nine months of 2005 includes non-routine items of $0.10 per diluted share. The detail of the non-routine items is available on Parker’s website and can be viewed or downloaded by going to “Investor Relations” and then to “Reconciliation of Non-GAAP Measures.”
     The average utilization of international land rigs for the third quarter of 2005 was 83 percent, which is significantly higher than the 61 percent reported for the third quarter of 2004. Current utilization is 84 percent for international land rigs. Average utilization for the Gulf of Mexico barge rigs for the third quarter of 2005 was 78 percent, which is a slight increase from the 74 percent reported for the third quarter of 2004. Current utilization is 79 percent for Gulf of Mexico barge rigs. Dayrates on Gulf of Mexico barges averaged approximately $6,200 per day higher in the third quarter of 2005 when compared to the third quarter of 2004.
     Capital expenditures for the nine months ended September 30, 2005, were $44.5 million. Total debt was $415.9 million and the Company’s cash balance was $91.7 million at September 30, 2005. Long-term debt has been reduced approximately $70 million during the current year, net of premiums received. The Company has achieved $180 million of its $200 million debt reduction goal established in 2003 and anticipates reaching the goal by year end.
     “Our barge rigs in the Gulf of Mexico experienced record margins during the third quarter. These margins, along with continued improvement in our international operations and another strong quarter at Quail Tools, resulted in operational results exceeding last quarter’s results, despite the impact of two hurricanes on our US-based operations,” said Robert L. Parker Jr., president and chief executive officer.
     Parker is increasing its 2005 guidance to net income of $0.50 to $0.55 per diluted share, up from its second quarter estimate of $0.23 to $0.33 per diluted share. Both estimates include non-routine items.
     Parker has scheduled a conference call at 10 a.m. CST (11 a.m. EST) Nov. 1 to discuss third quarter 2005 results. Those interested in participating in the call may dial in at (303) 205-0033. The conference call replay can be accessed from Nov. 1, 2005 through Nov. 8, 2005, by dialing (303) 590-3000 and using the access code 11042099#. Alternatively, the call can be accessed live through the Company’s Web site at http://www.parkerdrilling.com. The archived call will be available on the Web for 12 months.
     Parker Drilling is a Houston-based, global energy company specializing in offshore drilling and work over services in the Gulf of Mexico and international land and offshore markets. Parker also owns Quail Tools, a provider of premium industry rental tools. Parker Drilling employs approximately 3,000 people worldwide, and has 48 marketed rigs.
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This release contains certain statements that may be deemed to be “forward-looking statements" within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including the outlook for rig utilization and dayrates, general industry conditions including bidding activity, future operating results of the Company’s rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. For a more detailed discussion of risk factors, please refer to the Company’s reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2004. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(Dollars in Thousands)
DRILLING AND RENTAL REVENUES
U.S. Drilling	$33,863	$22,788	$92,090	$63,209
International Drilling	70,114	49,686	220,587	156,238
Rental Tools	23,928	15,471	69,425	47,278

TOTAL DRILLING AND RENTAL REVENUES	127,905	87,945	382,102	266,725

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Drilling	15,178	13,399	48,404	38,596
International Drilling	53,147	43,824	168,647	122,218
Rental Tools	10,352	6,558	27,488	19,883
Depreciation and Amortization	16,563	17,806	50,585	50,599

TOTAL DRILLING AND RENTAL OPERATING EXPENSES	95,240	81,587	295,124	231,296

DRILLING AND RENTAL OPERATING INCOME	32,665	6,358	86,978	35,429

General and Administrative Expense	(6,443)	(4,924)	(19,819)	(17,958)
Gain on Disposition of Assets, Net	5,943	333	22,393	1,402
Provision for Reduction in Carrying Value of Certain Assets	(2,300)	—	(2,300)	(6,558)

TOTAL OPERATING INCOME	29,865	1,767	87,252	12,315

OTHER INCOME AND (EXPENSE)
Interest Expense	(9,825)	(12,202)	(31,640)	(39,077)
Change in Fair Value of Derivative Position	1,457	(1,380)	1,526	(1,380)
Loss on Extinguishment of Debt	(1,901)	(8,151)	(6,628)	(8,729)
Other Income (Expense) — Net	642	(294)	2,098	461

TOTAL OTHER INCOME AND (EXPENSE)	(9,627)	(22,027)	(34,644)	(48,725)

INCOME (LOSS) BEFORE INCOME TAXES	20,238	(20,260)	52,608	(36,410)

INCOME TAX EXPENSE	2,165	4,542	10,503	12,008

INCOME (LOSS) FROM CONTINUING OPERATIONS	18,073	(24,802)	42,105	(48,418)
Discontinued Operations, Net of Taxes	(6)	1,359	71	6,586

NET INCOME (LOSS)	$18,067	$(23,443)	$42,176	$(41,832)

EARNINGS (LOSS) PER SHARE — BASIC
Income (Loss) From Continuing Operations	$0.19	$(0.26)	$0.44	$(0.52)
Discontinued Operations, Net of Taxes	$(0.00)	$0.01	$0.00	$0.07
Net Income (Loss)	$0.19	$(0.25)	$0.44	$(0.45)

EARNINGS (LOSS) PER SHARE — DILUTED
Income (Loss) From Continuing Operations	$0.18	$(0.26)	$0.43	$(0.52)
Discontinued Operations, Net of Taxes	$(0.00)	$0.01	$0.00	$0.07
Net Income (Loss)	$0.18	$(0.25)	$0.43	$(0.45)

AVERAGE COMMON SHARES OUTSTANDING
Basic	96,053,414	94,196,255	95,568,331	93,944,927
Diluted	98,022,378	94,196,255	97,163,125	93,944,927

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
	2005	2004
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$91,700	$44,267
Accounts and Notes Receivable, Net	110,408	99,315
Rig Materials and Supplies	16,866	19,206
Deferred Costs	7,148	13,546
Other Current Assets	67,746	9,818

TOTAL CURRENT ASSETS	293,868	186,152

PROPERTY, PLANT AND EQUIPMENT, NET	352,029	382,824

ASSETS HELD FOR SALE	—	23,665

OTHER ASSETS
Goodwill	107,606	107,606
Other Assets	22,263	26,343

TOTAL OTHER ASSETS	129,869	133,949

TOTAL ASSETS	$775,766	$726,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$—	$24
Accounts Payable and Accrued Liabilities	153,595	87,329

TOTAL CURRENT LIABILITIES	153,595	87,353

LONG-TERM DEBT	415,863	481,039

OTHER LIABILITIES	8,194	9,281

STOCKHOLDERS’ EQUITY	198,114	148,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$775,766	$726,590

Current Ratio	1.91	2.13

Total Long-Term Debt as a Percent of Capitalization	68%	76%

Book Value Per Common Share	$2.03	$1.57

PARKER DRILLING COMPANY AND SUBSIDIARIES
Selected Financial Data
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2005	2004	2005
	(Dollars in Thousands)
DRILLING AND RENTAL REVENUES
U.S. Drilling	$33,863	$22,788	$31,110
International Land Drilling	54,584	45,918	63,158
International Offshore Drilling	15,530	3,768	15,143
Rental Tools	23,928	15,471	24,543

Total Drilling and Rental Revenues	127,905	87,945	133,954

DRILLING AND RENTAL OPERATING EXPENSES
U.S. Drilling	15,178	13,399	18,838
International Land Drilling	39,734	33,553	45,765
International Offshore Drilling	13,413	10,271	13,932
Rental Tools	10,352	6,558	8,951

Drilling and Rental Operating Expenses	78,677	63,781	87,486

DRILLING AND RENTAL OPERATING INCOME
U.S. Drilling	18,685	9,389	12,272
International Land Drilling	14,850	12,365	17,393
International Offshore Drilling	2,117	(6,503)	1,211
Rental Tools	13,576	8,913	15,592
Depreciation and Amortization	(16,563)	(17,806)	(17,146)

Total Drilling and Rental Operating Income	32,665	6,358	29,322

General and Administrative Expense	(6,443)	(4,924)	(6,400)
Provision for Reduction in Carrying Value of Certain Assets	(2,300)	—	—
Gain on Disposition of Assets, Net	5,943	333	15,898

TOTAL OPERATING INCOME	$29,865	$1,767	$38,820

Marketable Rig Count Summary
As of September 30, 2005

Total
U.S. Gulf of Mexico Barge Rigs
Workover	6
Intermediate	4
Deep	9

Total U.S. Gulf of Mexico Barge Rigs	19

International Land Rigs
Asia Pacific	9
Africa/Middle East	1
Mexico	7
CIS	8

Total International Land Rigs	25

International Barge Rigs
Mexico	1
Nigeria	2
Caspian Sea	1

Total International Barge Rigs	4

Total International Rigs	29

Total Marketable Rigs	48